EXHIBIT D

                       REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of September 20, 2001 by and among Princeton Video Image, Inc. (the "Company"), a Delaware corporation, and each of the Persons who are named in Schedule A to this Agreement, as amended from time to time (collectively, the "Investors").

                           PRELIMINARY STATEMENTS
                           ----------------------

     A. As of the date hereof, Presencia en Medios, S.A. de C.V., a Mexican corporation, and one of the Investors own shares of Common Stock and Warrants.

     B. The Company and the Investors and certain Persons related to each of them have entered into the Reorganization Agreement dated as of December 28, 2000 (the "Reorganization Agreement"), pursuant to which such Investors are acquiring shares of Common Stock and Warrants simultaneously with the execution hereof.

     C. The Company and certain of the Investors are entering into Employment Agreements (the "Employment Agreements") simultaneously with the execution hereof; in connection with their Employment Agreements, the Company is granting Warrants to such Investors.

     D. In connection with their acquisition of Common Stock and Warrants pursuant to the Reorganization Agreement and their receipt of Warrants in connection with their Employment Agreements, the Investors have requested that the Company grant them registration rights on the terms and conditions set forth in this Agreement.

     E. The Company has determined that it is advisable and in the Company's best interest to grant all of the Investors registration rights on the terms and conditions set forth in this Agreement and has agreed to do so.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

     1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. Terms defined in the Preliminary Statements shall have the meanings assigned to such terms therein.

     "Agreement" means this Registration Rights Agreement.

     "Board" means the Board of Directors of the Company.

     "Common Stock" means the common stock, no par value, of the Company.

     "Commission"   means  the  United  States   Securities   and  Exchange
Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holder"  means the  record  or  beneficial  owner of any  Registrable
Security.

     "Holders of a Majority of the Registrable Securities" means the Person or Persons who are the Holders of greater than 50% of the shares of Registrable Securities then outstanding.

     "Person" includes any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" means (1) all Common Stock or other equity securities of the Company currently held, acquired on the date hereof or hereafter acquired by the Investors, (2) all Common Stock or other equity securities of the Company issued or issuable upon exercise of the Warrants currently held, acquired on the date hereof or hereafter acquired by the Investors, and (3) any securities issued or issuable with respect to the Common Stock referred to in clauses (1) and (2) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they (i) have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; (ii) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction; or (iii) have not been sold pursuant to Rule 144.

     "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act or any similar successor rule.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Warrants" means any and all warrants, options or convertible or exchangeable securities issued by the Company, and currently held, acquired on the date hereof or hereafter acquired by the Investors, which are exercisable, convertible or exchangeable for Common Stock or other equity securities of the Company.

     2.   Demand Registration Rights.
          --------------------------

          2.1 Grant of Demand Registration Rights.
              -----------------------------------

               2.1.1  Subject to the terms of this  Agreement  and Sections
8.5 and 9.4 of the Reorganization Agreement, at any time from and after the date hereof, the Company agrees that the Holder or Holders (the "Requesting Holder" or "Requesting Holders," as the case may be) shall have the right to make a total of five (5) requests for registration under the Securities Act of no less than 150,000 shares of Registrable Securities then held by them (which number shall be adjusted to reflect any change in the Company's capitalization, at any time from and after the date hereof, by reason of a reclassification, recapitalization, reorganization, stock split, reverse stock split, repurchase of shares or otherwise) on Form S-1 or any similar long-form registration or, if available, on Form S-2 or Form S-3 or any similar short-form registration provided, however that the Requesting Holders may not make more than two (2) requests which result in Demand Registrations in any calendar year. Each such request for registration must specify the number of Registrable Securities requested to be registered, the anticipated price per share for such offering and whether such registration is to be in the form of an underwritten offering.

               2.1.2 Within ten (10) days after  receipt of any request for registration by the Requesting Holder or Requesting Holders, as the case may be, pursuant to Section 2.1.1, the Company shall give written notice of such requested registration to all other Holders of Registrable Securities and will use its best efforts to cause to be included in such registration all Registrable Securities with respect to which the Company has received written requests for such inclusion not later than thirty (30) days after such other Holder's receipt of the Company's notice. All registrations referred to in this Section 2 shall be referred to as "Demand Registrations." If the number of Registrable Securities to be offered in a Demand Registration is restricted, the number of shares to be included in such offering shall be determined pursuant to the provisions of Section 2.3 or Section 2.4, as the case may be.

          2.2 Selection of Underwriter(s). If the Requesting Holder or Requesting Holders, as the case may be, elect to have the offering of Registrable Securities pursuant to a Demand Registration be in the form of an underwritten offering, the Holders of a Majority of the Registrable Securities to be included in such offering shall select and obtain the investment banker or investment bankers and manager or managers that will administer the offering (subject to the approval of the Company, not to be unreasonably withheld or delayed).

          2.3 Priority on Underwritten Demand Registration.
              --------------------------------------------

          (a) The number of Registrable Securities to be included in a Demand Registration may be reduced if and to the extent that the underwriter of securities included in the registration statement shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein; provided, however, that the percentage of the reduction of such Registrable Securities shall be no greater than the percentage reduction of securities of other selling stockholders, as such percentage reductions are determined in the good faith judgment of the Company.

          (b) In a Demand Registration in which the Company participates, such registration statement will include, first, the securities proposed by the Company to be sold for its own account and, second, the Registrable Securities subject to any reduction pursuant to Section 2.3(a) hereof.

          (c) In a Demand Registration in which the Company or other selling shareholders participate, if the aggregate number of shares actually offered by the Requesting Holders with respect to such registration is less than 75% of the aggregate number of shares such Requesting Holders initially requested to be offered as a result of a reduction pursuant to Section 2.3(a) hereof, then such registration shall not count as a Demand Registration hereunder and such Requesting Holders shall retain their rights hereunder with respect to the number of Demand Registrations without a reduction as a result of such registration.

          (d) The Requesting Holders may abandon a Demand Registration at any time. An abandoned Demand Registration shall not count as a Demand Registration and such Requesting Holders shall retain their rights hereunder with respect to the number of Demand Registrations without a reduction as a result thereof if such Requesting Holders, at their option, pay all fees and expenses in connection with such abandoned registration.

          2.4 Limitations on Demand Registration. Notwithstanding any other provision in this Agreement, the Company shall not be required to effect any Demand Registration at any time when another registration statement (other than on Form S-8) of the Company (A) is reasonably foreseen by the Board to be filed with the Commission within thirty (30) days after the date of request for Demand Registration, (B) has been filed and not yet become effective, or (C) has become effective less than six (6) months prior to the date of the request for Demand Registration.

          2.5 Postponement of Demand Registration by the Company. The Company may postpone for up to 180 days the filing of a registration statement for a Demand Registration if the Company has delivered a certificate to the Holders of the Registrable Securities stating that the Board, acting in good faith, has determined that pursuance of such Demand Registration would be seriously detrimental to the Company and its shareholders; provided, however, that in the event of any such postponement, the Requesting Holder or Requesting Holders, as the case may be, shall be entitled to withdraw the request for such Demand Registration and, if such request is withdrawn, such request shall not count as a Demand Registration hereunder; and provided, further, that the Company may not exercise its rights under this Section 2.5 more than once in any twelve-month period.

     3.   Piggyback Registration Rights.
          -----------------------------

          3.1 Grant of Piggyback Registration Rights. Subject to the terms of this Agreement and Sections 8.5 and 9.4 of the Reorganization Agreement, at any time from and after the date hereof at which the Company shall determine to file a registration statement under the Securities Act (other than on Form S-4, S-8 or a registration statement on Form S-l covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities whether or not for its own account and/or on behalf of selling stockholders, the Company agrees promptly to give written notice of its determination to all Holders. Upon the written request of a Holder given within thirty (30) days after the receipt of such written notice from the Company, the Company agrees to use its best efforts to cause all such Registrable Securities, the Holders of which have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition of the Registrable Securities to be so registered. All registrations of Registrable Securities referred to in this Section 3 may be referred to as "Piggyback
Registrations."   There  is  no  limitation  on  the  number  of  Piggyback
Registrations which the Company is obligated to effect. No Piggyback Registration shall relieve the Company of its obligation to effect Demand Registrations.

          3.2 Underwritten Piggyback Registration. If the registration of which the Company gives written notice pursuant to Section 3.1 is for a public offering involving an underwriting, the Company agrees to so advise the Holders as a part of its written notice.

          3.3 Priority on Piggyback Registration.
              ----------------------------------

          (a) The number of Registrable Shares to be included in a Piggyback Registration may be reduced if and to the extent that the underwriter of securities included in the registration statement shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein; provided, however, that the percentage of the reduction of such Registrable Securities shall be no greater than the percentage reduction of securities of other selling stockholders, as such percentage reductions are determined in the good faith judgment of the Company.

          (b) In a Piggyback Registration in which the Company participates, such registration statement will include, first, the securities proposed by the Company to be sold for its own account and, second, the Registrable Securities subject to any reduction pursuant to
Section 3.3(a) hereof.

     4. Registration Procedures. If and as often as the Company is required by the provisions of Section 2 or Section 3 hereof to include shares of Registrable Securities held by various Holders in a registration statement filed under the Securities Act, the Company, at its expense and as expeditiously as possible, agrees to:

          4.1 Registration Statement; Period of Effectiveness. In accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a Majority of the Registrable Securities covered by such Registration Statement copies of all such documents to be filed, which documents will be subject to review of such counsel) and use its best efforts to cause such registration statement to become and remain effective for a period of ninety (90) days (or, if such registration statement has been filed on Form S-3, for a period of one (1) year) and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete during such period of time;

          4.2 Agreements and Other Actions. Enter into such customary agreements (including, if applicable, an underwriting or purchase agreement) and take such other actions as the Holders of a Majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          4.3 Copies of Registration Statement, Prospectus, Other Documents. Furnish to the Holders of Registrable Securities participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

          4.4 Blue Sky Qualification. Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction;

          4.5 Notification of Filing and Effectiveness. Notify the Holders participating in such registration, promptly after it shall receive notice thereof, (i) of the date and time when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement thereto or post-effective amendment to the registration statement has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective; and
(ii) of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information;

          4.6 Preparation of Amendments and Supplements at Holders' Request. Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

          4.7 Correction of Statements or Omissions. Notify such Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any Holder, the Company will prepare and furnish to such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          4.8 Listing. Unless at least 80% of the members of the Company's Board of Directors agree otherwise, use its best efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market, provided that the Registrable Securities shall be listed on each exchange, if any, on which similar securities issued by the Company are then listed;

          4.9 Transfer Agent. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement;

          4.10 Stop Orders, Proceedings. Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          4.11 Inspection. Make available for inspection upon request by any Holder covered by such registration statement, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

          4.12. Legal Opinion and Comfort Letter. Obtain an opinion from the Company's counsel and a "comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriters, if any, and to the Holders of a Majority of the Registrable Securities, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and underwriter (in the case of the opinion and the "cold comfort" letter);

          4.13. Compliance. Comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earning statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          4.14. Marketing. Make reasonably available its officers, employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering; and

          4.15 Incorporated Documents. Promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel for the selling holders of Registrable Securities and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling holders prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

     5. Expenses. Except as set forth in Section 2.3(d), with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 2 or Section 3 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that the Holders participating in any such registration agree to bear their pro rata share of any applicable underwriting discount and commissions.

     The fees, costs and expenses of registration to be borne as provided in the preceding sentence shall include, without limitation, all registration, filing, listing, and NASD fees, printing expenses, expenses incurred in connection with any road show, fees and disbursements of counsel and accountants for the Company, fees and disbursement of counsel for the underwriter or underwriters, if any, of the securities to be offered (if the Company and/or selling Holders who have requested registration of their Registrable Securities are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which such securities are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the Holders who have requested registration of their Registrable Securities, to be selected by the Holders of a majority of the shares of Registrable Securities to be included in such registration, and the premiums and other costs of policies of insurance against liability arising out of such public offering.

     6. Underwriting Agreements. In the event any Demand Registration or Piggyback Registration under this Agreement is an underwritten offering, the right of any Holder to participate therein, and the inclusion of such Holder's Registrable Securities therein, shall be subject to such Holder's agreeing to enter into, together with the Company, an underwriting agreement with the underwriter or underwriters selected for such underwriting.

     7.   Indemnification.
          ---------------

          7.1 Indemnification by Company. The Company hereby agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement (and any officer, director, employee, associate, affiliate, controlling Person, legal counsel and accountants thereof) pursuant to the provisions of this Agreement from and against, and agrees to reimburse such Holder (and any officer, director, employee, associate, affiliate, controlling Person, legal counsel and accountants thereof) with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs or expenses to which such Holder may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof.

          7.2 Indemnification by Holders. Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, legal counsel, accountants or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, no Holder shall be obligated hereunder to pay more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

          7.3 Indemnification Procedure. Promptly after receipt by a party indemnified pursuant to the provisions of Section 7.1 or Section 7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to Section
7.1 or Section 7.2, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7 and shall not relieve the indemnifying party from liability under this Section 7 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under Section 7.1 or
Section 7.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless: (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence;
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time; (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action; or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party, and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

          7.4 Contribution.
              ------------

               7.4.1 If the indemnification  provided for in Section 7.1 or
Section 7.2 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such Section, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 7.4.1. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 7.4 shall be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities).

               7.4.2 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7.4 from any person who was not guilty of such fraudulent misrepresentation.

               7.4.3 The indemnification and contribution  required by this
Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     8. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any Holder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     9. Form S-3. The Company agrees to take such measures and file such information, documents and reports, as shall be required of it by the Commission as a condition to the use of Form S-3. The Company also covenants to use its best efforts to qualify for the use of Form S-3.

     10. Shareholder Information. The Company may request each Holder of Registrable Securities as to which any registration is sought to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and each Holder as to which any registration is sought to be effected pursuant to this Agreement agrees to furnish the Company with such information.

     11. Additional Registration Rights. The Company may grant registration rights, pari passu with the rights granted in Section 2 and Section 3 of this Agreement, to persons who become holders of other securities of the Company subsequent to the date of this Agreement; provided, however, the Company shall not be obligated to seek or obtain the consent of the Investors in order to do so subject to the provisions of Sections 2.3 and
3.3 hereof.

     12. Forms. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

     13. Standstill. To the extent requested by the managing underwriter of any registration effected pursuant to Section 3 and offered by the Company, each Holder will defer the sale of Registrable Shares for a period commencing twenty (20) days prior and terminating one hundred twenty (120) days after the effective date of the registration statement, provided that any principal shareholders of the Company who also have shares included in the registration statement will also defer their sales for a similar period.

     14.  Miscellaneous; Termination of Rights.
          ------------------------------------

          14.1 Termination. The rights and obligations of the Holders under this Agreement shall terminate at such time when, pursuant to clause (k) of Rule 144, the Holders are no longer subject to the volume limitations contained in clauses (c), (e), (f) and (h) of Rule 144 as determined by counsel to the Holders.

          14.2  Waivers and Amendments.
                ----------------------

               14.2.1 With the written consent of the Holders of a Majority of the Registrable Securities, the obligations of the Company to the Investors and the rights of the Investors under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder or thereunder of the Investors and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Registrable Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the Holders; and provided, further, that, without the consent of any of the Holders, the Company may, from time to time, amend this Agreement in any manner that, viewed in its entirety, is ameliorative of, or provides all of the Holders with rights that are superior to or of greater benefit to such Holders than, the rights that such Holders hold prior to the date of any such amendment. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company agrees to give prompt written notice thereof to the Holders who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 14.2. Specifically, but without limiting the generality of the foregoing, the failure of any Investor at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of any such Investor at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

               14.2.2 Notwithstanding the foregoing and without the consent of any other Holders, the rights and obligations of any Holder under this Agreement may be transferred to any transferee to whom Registrable Securities are transferred; provided, however, that: (i) such transfers are in compliance with all other documents and agreements between the Company and the Holder making such transfer; (ii) the Holder making such transfer provides the Company with written notice of the transfer of such Registrable Securities at or prior to such transfer, advising the Company of the name and address of the proposed transferee and identifying the securities to be transferred; and (iii) such proposed transferee agrees in writing to be bound by all of the provisions of this Agreement. In such event, such transferee shall be added to Schedule A and become an Investor under this Agreement.

          14.3 Effect of Waiver or Amendment. Each Investor acknowledges that by operation of Section 14.2 the Holders of a Majority of the Registrable Securities will, subject to the limitations contained in such
Section 14.2, have the right and power to diminish or eliminate certain rights of all of the Investors under this Agreement.

          14.4 Rights of Investors Inter Se. Each Investor shall have the absolute right to exercise or refrain from exercising any right or rights which such Investor may have by reason of this Agreement, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investor shall not incur any liability to any other Investor with respect to exercising or refraining from exercising any such right or rights.

          14.5 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail.

               14.5.1 If to any Investor, addressed to such Investor at its last known address set forth on the Company's corporate records, or at such other address as such Investor may specify by written notice to the Company; or

               14.5.2 If to the Company, at 15 Princess Road, Lawrenceville, New Jersey 08648, Attention: Dennis P. Wilkinson, or at such other address as the Company may specify by written notice to the Investors.

               Each such notice, request, consent and other communication shall, for all purposes of the Agreement, be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of U.S. mail, addressed and postage prepaid as aforesaid.

          14.6 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          14.7 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall be binding upon and inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Registrable Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

          14.8 Headings. The headings of the sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          14.9 Choice of Law. It is the intention of the parties that the internal substantive laws, without regard to the laws of conflicts, of the State of New Jersey should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

          14.10 Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any New Jersey State or Federal court sitting in the State of New Jersey, for any action or proceeding arising out of or related to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in New Jersey State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          14.11 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter hereof. All such agreements shall terminate and be of no further force or effect.

          14.12 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.


                                BY THE COMPANY:

                                PRINCETON VIDEO IMAGE, INC.

                                By: /s/ Dennis P. Wilkinson
                                   -------------------------------------
                                   Name:  Dennis P. Wilkinson
                                   Title: President and Chief Executive
                                          Officer

                                PRESENCIA EN MEDIOS, S.A. DE C.V.

                                By: /s/ David Sitt
                                   -------------------------------------
                                   Name:  David Sitt
                                   Title: Director General

                                PRESENCE IN MEDIA LLC

                                By: /s/ David Sitt
                                   -------------------------------------
                                   Name:  David Sitt
                                   Title:

                                 Power of Attorney     /s/ David Sitt
                                ----------------------------------------
                                Eduardo Sitt

                                 /s/ David Sitt
                                ----------------------------------------
                                David Sitt

                                 /s/ Roberto Sonabend
                                ----------------------------------------
                                Roberto Sonabend

                                 Schedule A
                                 ----------

Presencia en Medios, S.A. de C.V.

Presence in Media LLC

Eduardo Sitt

David Sitt

Roberto Sonabend